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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan, the 2000 Non-employee Directors' Stock Option Plan, and the 2000 Employee Stock Purchase Plan of Intuitive Surgical, Inc., of our report dated March 8, 2000, with respect to the consolidated financial statements of Intuitive Surgical, Inc. for the year ended December 31, 1999 included in its Registration Statement (Form S-1 No. 333-33016), filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
August 10, 2000